EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months and Full-Year Ended December 31, 2023

Reports Net Revenues of $178.1 Million for the Three Months Ended December 31, 2023

RANCHO CUCAMONGA, CA – February 28, 2024 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today reported results for the three months and full-year ended December 31, 2023.

Fourth Quarter Highlights

●	Net revenues of $178.1 million for the fourth quarter
●	GAAP net income of $36.2 million, or $0.68 per share, for the fourth quarter
●	Adjusted non-GAAP net income of $46.9 million, or $0.88 per share, for the fourth quarter

Full-Year Highlights

●	Net revenues of $644.4 million for the fiscal year
●	GAAP net income of $137.5 million, or $2.60 per share, for the fiscal year
●	Adjusted non-GAAP net income of $175.7 million, or $3.32 per share, for the fiscal year

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “We enter 2024 with strong momentum. 2023 was an important year for the Company driven by the strong performance of glucagon and Primatene MIST® alongside the acquisition of BAQSIMI®, which strengthened our diabetes portfolio. The recent submission of our first BLA for Insulin Aspart, known as AMP-004, underscores our continued pipeline development in diabetes management, and marks another milestone for Amphastar.”

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

	(in thousands, except per share data)
Net revenues	$178,105	$135,023	$644,395	$498,987
GAAP net income	$36,167	$33,913	$137,545	$91,386
Adjusted non-GAAP net income*	$46,875	$37,638	$175,699	$103,186
GAAP diluted EPS	$0.68	$0.66	$2.60	$1.74
Adjusted non-GAAP diluted EPS*	$0.88	$0.73	$3.32	$1.97

* Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

Fourth Quarter Results

	Three Months Ended
	December 31,		Change
	2023	2022	Dollars	%

	(in thousands)
Product revenues:
Glucagon	$31,198	$18,319	$12,879	70%
Epinephrine	24,646	21,427	3,219	15%
Primatene MIST®	24,484	22,279	2,205	10%
Lidocaine	14,988	13,286	1,702	13%
Phytonadione	11,922	11,666	256	2%
Enoxaparin	6,092	7,812	(1,720)	(22)%
Naloxone	4,230	4,845	(615)	(13)%
Other finished pharmaceutical products	35,015	33,082	1,933	6%
Total finished pharmaceutical products net revenues	$152,575	$132,716	$19,859	15%
API	3,074	2,307	767	33%
Other revenues	22,456	—	22,456	N/A
Total product revenues, net	$178,105	$135,023	$43,082	32%

Changes in product revenues as compared to the fourth quarter of the prior year were primarily driven by:

●	Glucagon sales increased primarily due to an increase in unit volumes, as a result of two competitors discontinuing their glucagon injection products at the end of 2022
●	Epinephrine sales increased primarily due to an increase in unit volumes, as a result of supplier shortages
●	Lidocaine sales increased primarily due to higher unit volumes as supply chain issues eased allowing us to fulfill backorders
●	Primatene MIST® sales increased $1.3 million due to an increase in unit volumes, with the remainder of the increase due to an increase in average selling price
●	Enoxaparin and naloxone sales decreased primarily due to a decrease in unit volumes
●	Other finished pharmaceutical product sales increased primarily due to:
o	Higher unit volumes of atropine, calcium chloride, and sodium bicarbonate, due to increased demand caused by supplier shortages during the fourth quarter
o	Launch of regadenoson in April 2023
●	Active Pharmaceutical Ingredient (“API”) sales increased primarily due to the timing of customer purchases

Other revenues are comprised of net revenues from the sales of BAQSIMI® of $22.5 million during the three months ended December 31, 2023, which was recognized on a net basis similar to a royalty arrangement and based on Eli Lilly & Company’s (“Lilly”) reported BAQSIMI® net sales of $37.6 million. Currently, BAQSIMI® is being sold by Lilly on our behalf under the Transition Services Agreement (“TSA”) with Lilly, whereby Lilly provides certain services to support the transition of the BAQSIMI® operations to us. Once Amphastar takes over the distribution of BAQSIMI®, Amphastar will recognize the entire revenue amount. This revenue recognition change is expected to be phased in by country during 2024.

	Three Months Ended
	December 31,		Change
	2023	2022	Dollars	%

	(in thousands)
Net revenues	$178,105	$135,023	$43,082	32%
Cost of revenues	81,965	63,855	18,110	28%
Gross profit	$96,140	$71,168	$24,972	35%
as % of net revenues	54%	53%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Increased sales of higher-margin products such as glucagon and Primatene MIST®, as well as the sales of regadenoson, which we launched in April 2023.
●	As a result of the TSA, the revenue relating to BAQSIMI® is recognized on a net basis within net revenues.
●	These factors were partially offset by charges included in cost of revenues to adjust our inventory and related purchase commitments to their net realizable value, which includes a $3.6 million inventory reserve as a result of amending the Supply Agreement with MannKind Corporation in December 2023.

	Three Months Ended
	December 31,		Change
	2023	2022	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$8,619	$5,472	$3,147	58%
General and administrative	13,122	10,628	2,494	23%
Research and development	20,419	17,236	3,183	18%
Non-operating (expenses) income, net	(12,635)	3,428	(16,063)	NM

●	Selling, distribution, and marketing expenses increased primarily due to expenses related to the expansion of our sales and marketing efforts related to BAQSIMI®.
●	General and administrative expenses increased primarily due to an increase in salary and personnel-related expenses, as well as costs related to the acquisition of BAQSIMI®, which was partially offset by a decrease in legal fees.
●	Research and development expenses increased due to an increase in materials and supply expenses, primarily related to our inhalation pipeline products.
●	The change in non-operating (expenses) income, net is primarily a result of:
◾	Interest expense in the fourth quarter of 2023, which was primarily related to our Wells Fargo Bank syndicated loan, as well as our convertible debt
◾	Foreign currency fluctuations
◾	Mark-to-market adjustments relating to our interest rate swap contracts.

Year-End Results

	Year Ended December 31,		Change
	2023	2022	Dollars	%

	(in thousands)
Product revenues:
Glucagon	$113,684	$55,322	$58,362	105%
Primatene MIST®	89,321	84,309	5,012	6%
Epinephrine	81,650	74,204	7,446	10%
Lidocaine	58,162	52,539	5,623	11%
Phytonadione	44,939	49,500	(4,561)	(9)%
Enoxaparin	31,533	34,950	(3,417)	(10)%
Naloxone	19,004	26,269	(7,265)	(28)%
Other finished pharmaceutical products	140,823	109,412	31,411	29%
Total finished pharmaceutical products net revenues	$579,116	$486,505	$92,611	19%
API	14,122	12,482	1,640	13%
Other revenues	51,157	—	51,157	N/A
Total product revenues, net	$644,395	$498,987	$145,408	29%

Changes in product revenues were primarily driven by:

●	Glucagon sales increased primarily due to an increase in unit volumes as a result of two competitors discontinuing their glucagon injection products at the end of 2022
●	Primatene MIST® sales increased due to an increase in the average selling price
●	Epinephrine and lidocaine sales increased primarily due to an increase in unit volumes as a result of supplier shortages
●	Phytonadione sales decreased due to lower unit volumes as a result of increased competition

●	Enoxaparin sales decreased primarily due to a decrease in unit volumes
●	Sales of naloxone decreased due to lower unit volumes, reducing sales by $4.6 million, as well as a lower average selling price, reducing sales by $2.7 million as a result of increased competition
●	Other finished pharmaceutical product sales increased primarily due to:
o	Higher unit volumes of dextrose, atropine, calcium chloride, and sodium bicarbonate due to increased demand caused by supplier shortages during the year
o	A full year of sales for ganirelix and vasopressin, which was launched in June 2022 and August 2022, respectively
o	Launch of regadenoson in April 2023
●	API sales increased primarily due to the timing of customer purchases

Other revenues are comprised of net revenues from the sales of BAQSIMI® of $51.2 million during the year ended December 31, 2023, which was recognized on a net basis similar to a royalty and based on Lilly’s reported BAQSIMI® net sales of $86.3 million.

	Year Ended December 31,		Change
	2023	2022	Dollars	%

	(in thousands)
Net revenues	$644,395	$498,987	$145,408	29%
Cost of revenues	293,274	250,127	43,147	17%
Gross profit	$351,121	$248,860	$102,261	41%
as % of net revenues	54%	50%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Increased sales of higher-margin products such as glucagon and Primatene MIST®, the sales of ganirelix and vasopressin that were launched in 2022, as well as the sales of regadenoson, which we launched in April 2023
●	As a result of the TSA, the revenue relating to BAQSIMI® is recognized on a net basis within net revenues.
●	These factors were partially offset by an impairment charge of $2.7 million related to the impairment of the IMS (UK) international product rights, as well as charges included in cost of revenues to adjust our inventory and related purchase commitments to their net realizable value, which includes a $3.6 million inventory reserve as a result of amending the Supply Agreement with MannKind Corporation in December 2023

	Year Ended December 31,		Change
	2023	2022	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$28,853	$21,531	$7,322	34%
General and administrative	51,540	45,061	6,479	14%
Research and development	73,741	74,771	(1,030)	(1)%
Non-operating (expenses) income, net	(25,628)	8,543	(34,171)	NM

●	Selling, distribution, and marketing expenses increased primarily due to expenses related to the expansion of our sales and marketing efforts related to BAQSIMI®, as well as an increase in advertising spending for Primatene MIST®
●	General and administrative expenses increased primarily due to an increase in salary and personnel-related expenses, as well as costs related to the acquisition of BAQSIMI®, which was partially offset by a decrease in legal fees
●	Research and development expenses decreased due to:
◾	Decreases in materials and supply expenses as a result of a ramp-up of expenses in 2022 for AMP-018 and our insulin pipeline products
◾	This decrease was partially offset by an increase in salary and personnel-related expenses
●	The change in non-operating (expenses) income, net is primarily a result of:
◾	Foreign currency fluctuations
◾	Costs incurred in connection with the syndicated credit agreement we entered into with Wells Fargo Bank, as syndication agent, to finance the acquisition of BAQSIMI®
◾	Mark-to-market adjustments relating to our interest rate swap contracts

Cash flow provided by operating activities for the year ended December 31, 2023 was $183.5 million.

Pipeline Information

The Company currently has four abbreviated new drug applications (“ANDAs”) and one biosimilar insulin candidate on file with the U.S. Food and Drug Administration (the “FDA”) targeting products with a market size of over $3 billion and $4 billion, respectively, three biosimilar products in development targeting products with a market size of over $10 billion, and six generic products in development targeting products with a market size of over $8 billion. This market information is based on IQVIA data for the 12 months ended December 31, 2023. The Company is developing multiple proprietary products with injectable and intranasal dosage forms.

Amphastar’s Chinese subsidiary, Amphastar Nanjing Pharmaceuticals, Co., Ltd. (“ANP”), currently has multiple Drug Master Files (“DMFs”), on file with the FDA and is developing several additional DMFs.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVYTM, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which exclude amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of BAQSIMI®, debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, February 28, 2024, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website at www.amphastar.com.

Forward-Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, including the DMFs of ANP, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the prospective benefits of the acquisition of BAQSIMI®, and other future events. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 8, 2023. In particular, there can be no guarantee that the acquisition of BAQSIMI® will be beneficial to our business, that any event, change or other circumstance could cause the results of the acquisition and integration of BAQSIMI® into our product portfolio to differ from Amphastar’s expectation, that all or any of the contingent consideration will be payable on the terms described herein or at all, or that Amphastar can reliably predict the impact of BAQSIMI® on its financial results or financial guidance. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net revenues:
Product revenues, net	$155,649	$135,023	$593,238	$498,987
Other revenues	22,456	—	51,157	—
Total net revenues	178,105	135,023	644,395	498,987

Cost of revenues	81,965	63,855	293,274	250,127
Gross profit	96,140	71,168	351,121	248,860

Operating expenses:
Selling, distribution, and marketing	8,619	5,472	28,853	21,531
General and administrative	13,122	10,628	51,540	45,061
Research and development	20,419	17,236	73,741	74,771
Total operating expenses	42,160	33,336	154,134	141,363

Income from operations	53,980	37,832	196,987	107,497

Non-operating (expenses) income, net	(12,635)	3,428	(25,628)	8,543

Income before income taxes	41,345	41,260	171,359	116,040
Income tax provision	4,673	7,290	31,833	23,477
Net income before equity in losses of unconsolidated affiliate	36,672	33,970	139,526	92,563

Equity in losses of unconsolidated affiliate	(505)	(57)	(1,981)	(1,177)

Net income	$36,167	$33,913	$137,545	$91,386

Net income per share:
Basic	$0.75	$0.70	$2.85	$1.88
Diluted	$0.68	$0.66	$2.60	$1.74

Weighted-average shares used to compute net income per share:
Basic	47,957	48,298	48,265	48,551
Diluted	53,014	51,716	53,001	52,427

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$144,296	$156,098
Restricted cash	235	235
Short-term investments	112,510	19,664
Restricted short-term investments	2,200	2,200
Accounts receivable, net	114,943	88,804
Inventories	105,833	103,584
Income tax refunds and deposits	526	171
Prepaid expenses and other assets	9,057	7,563
Total current assets	489,600	378,319

Property, plant, and equipment, net	282,746	238,266
Finance lease right-of-use assets	564	753
Operating lease right-of-use assets	32,333	25,554
Investment in unconsolidated affiliate	527	2,414
Goodwill and intangible assets, net	613,295	37,298
Long-term investments	14,685	—
Other assets	25,910	20,856
Deferred tax assets	53,252	38,527
Total assets	$1,512,912	$741,987

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$93,366	$84,242
Accrued payments for BAQSIMI®	126,090	—
Income taxes payable	1,609	4,571
Current portion of long-term debt	436	3,046
Current portion of operating lease liabilities	3,906	3,003
Total current liabilities	225,407	94,862

Long-term reserve for income tax liabilities	6,066	7,225
Long-term debt, net of current portion and unamortized debt issuance costs	589,579	72,839
Long-term operating lease liabilities, net of current portion	29,721	23,694
Deferred tax liabilities	—	144
Other long-term liabilities	22,718	14,565
Total liabilities	873,491	213,329
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 59,390,194 and 48,068,881 shares issued and outstanding as of December 31, 2023 and 58,110,231 and 48,112,069 shares issued and outstanding as of December 31, 2022, respectively	6	6
Additional paid-in capital	486,056	455,077
Retained earnings	409,268	271,723
Accumulated other comprehensive loss	(8,478)	(8,624)
Treasury stock	(247,431)	(189,524)
Total equity	639,421	528,658
Total liabilities and stockholders’ equity	$1,512,912	$741,987

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

GAAP net income	$36,167	$33,913	$137,545	$91,386
Adjusted for:
Intangible amortization	6,178	331	12,830	1,419
Share-based compensation	4,622	4,304	20,242	17,860
Impairment of long-lived assets	1	—	3,175	—
Expenses related to BAQSIMI® acquisition	2,148	—	5,830	—
Debt issuance costs	742	—	6,785	—
Litigation settlements	—	—	—	(4,929)
Income tax provision on pre-tax adjustments	(2,983)	(910)	(10,708)	(2,550)
Non-GAAP net income	$46,875	$37,638	$175,699	$103,186

Non-GAAP net income per share:
Basic	$0.98	$0.78	$3.64	$2.13
Diluted	$0.88	$0.73	$3.32	$1.97

Weighted-average shares used to compute non-GAAP net income per share:
Basic	47,957	48,298	48,265	48,551
Diluted	53,014	51,716	53,001	52,427

	Three Months Ended December 31, 2023

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$81,965	$8,619	$13,122	$20,419	$(12,635)	$4,673
Intangible amortization	(6,158)	—	(3)	(17)	—	—
Share-based compensation	(1,023)	(221)	(2,946)	(432)	—	—
Impairment of long-lived assets	—	—	(1)	—	—	—
Expenses related to BAQSIMI® acquisition	—	—	(322)	—	1,826	—
Debt issuance costs	—	—	—	—	742	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,983
Non-GAAP	$74,784	$8,398	$9,850	$19,970	$(10,067)	$7,656

	Three Months Ended December 31, 2022

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$63,855	$5,472	$10,628	$17,236	$3,428	$7,290
Intangible amortization	(205)	—	(126)	—	—	—
Share-based compensation	(941)	(186)	(2,791)	(386)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	910
Non-GAAP	$62,709	$5,286	$7,711	$16,850	$3,428	$8,200

	Year Ended December 31, 2023

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$293,274	$28,853	$51,540	$73,741	$(25,628)	$31,833
Intangible amortization	(12,741)	—	(19)	(70)	—	—
Share-based compensation	(4,891)	(870)	(12,269)	(2,212)	—	—
Impairment of long-lived assets	(3,170)	—	(5)	—	—	—
Expenses related to BAQSIMI® acquisition	—	—	(2,179)	—	3,651	—
Debt issuance costs	—	—	—	—	6,785	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	10,708
Non-GAAP	$272,472	$27,983	$37,068	$71,459	$(15,192)	$42,541

	Year Ended December 31, 2022

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$250,127	$21,531	$45,061	$74,771	$8,543	$23,477
Intangible amortization	(865)	—	(554)	—	—	—
Share-based compensation	(4,179)	(726)	(11,180)	(1,775)	—	—
Litigation settlements	—	—	(800)	—	(5,729)	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	2,550
Non-GAAP	$245,083	$20,805	$32,527	$72,996	$2,814	$26,027